UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2023, Phunware, Inc. (the “Company”) entered into a common stock Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to Lincoln Park up to $30,000,000 (the "Commitment Amount") of shares of the Company’s common stock (the “Purchase Shares”) from time to time over the 24-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which the Company agreed to register the sale of the shares of the Company’s common stock that have been and may be issued to Lincoln Park under the Purchase Agreement pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-262461) (the “Registration Statement”) or a new registration statement.

Under the Purchase Agreement, we may, from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, on any business day selected by us, direct Lincoln Park to purchase up to 250,000 shares of our common stock subject to adjustment as set forth below, on such business day (or the purchase date), which we refer to as a "Regular Purchase," provided, however, that (i) a Regular Purchase may be increased to up to 350,000 shares if the closing sale price of our common stock on The Nasdaq Capital Market ("Nasdaq") is not below $0.20 on the applicable purchase date; (ii) a Regular Purchase may be increased to up to 450,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.30 on the applicable purchase date; (iii) a Regular Purchase may be increased to up to 550,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date; and (iv) a Regular Purchase may be increased to up to 650,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.75 on the applicable purchase date. Lincoln Park’s committed obligation under any single regular purchase, subject to certain exceptions, cannot exceed $1,000,000. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day, so long as the closing sale price of our common stock on such business day is not less than the floor price of $0.10 per share.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and
•	the arithmetic average of the three (3) lowest closing sale prices for our common stock on Nasdaq during the ten (10) consecutive business days prior to the purchase date of such shares.

In addition, the Company may also direct Lincoln Park, on any business day on which the Company has submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of the Company’s common stock (an “Accelerated Purchase”) of up to the lesser of:

•	300% of the number of shares purchased pursuant to such Regular Purchase; or
•	30% of the aggregate shares of our common stock traded on Nasdaq during the period on the trading day immediately following the purchase date for such Regular Purchase (the “Accelerated Purchase Date”), beginning at the commencement of regular trading on Nasdaq (or such later time on such Accelerated Purchase Date as mutually agreed by us and Lincoln Park specified in the Accelerated Purchase notice for such Accelerated Purchase), and ending at the close of regular trading on Nasdaq on such Accelerated Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on Nasdaq on the applicable Accelerated Purchase Date, ending at such earlier time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96% of the lower of:

•	the closing sale price of our common stock on Nasdaq on the applicable Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date.

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of the Company’s common stock (an “Additional Accelerated Purchase”) as described in the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 96% of the lower of:

•	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date; and
•	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase Date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.
The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of common stock if those shares, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding a cap equal to 4.99% (the “Beneficial Ownership Cap”), of the Company’s then issued and outstanding shares of common stock, which Lincoln Park may, in its sole discretion, increase to up to 9.99% of the Company’s outstanding shares of common stock by delivering written notice thereof to the Company, which shall not be effective until the 61st day after such written notice is delivered to the Company.

We agreed to issue Lincoln Park up to 1,360,503 shares of our common stock upon execution of the Purchase Agreement as an initial fee for its commitment to purchase shares of our common stock at our direction from time to time under the Purchase Agreement (the “Initial Commitment Shares”) and up to 680,252 additional shares of our common stock that we will issue to Lincoln Park pro rata only as the Commitment Amount is funded, if and when we determine, in our sole discretion, to sell such Purchase Shares to Lincoln Park (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”). Lincoln Park has agreed not to cause or engage, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

Under applicable listing rules of Nasdaq, the Company is prohibited from issuing to Lincoln Park more than 24,246,099 shares of common stock under the Purchase Agreement (the “Exchange Cap”), including Purchase Shares and Commitment Shares, such maximum number of shares representing 19.99% of the outstanding shares of the Company’s common stock immediately prior to execution of the Purchase Agreement, unless (i) the Company first obtains stockholder approval in accordance with applicable Nasdaq listing rules to issue shares in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement or (ii) the average price paid by Lincoln Park for all shares of common stock issued by the Company under the Purchase Agreement is equal to or greater than the Base Price, as defined in the Purchase Agreement, such that the Exchange Cap will not apply under applicable Nasdaq listing rules to limit issuances and sales of common stock to Lincoln Park pursuant to the Purchase Agreement. In any event, the Purchase Agreement specifically provides that we are not required or permitted to issue, and Lincoln Park is not required to purchase, any shares of common stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The Purchase Agreement may be terminated by the Company at any time, for any reason and without any payment or liability to the Company, by giving notice to Lincoln Park to terminate the Purchase Agreement with effect one business day after the notice has been received by Lincoln Park. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares is being made pursuant to the Company’s Registration Statement, and the Company’s prospectus supplement relating to this transaction, which is expected to be filed with the SEC on August 23, 2023, that forms part of the Registration Statement. A copy of the legal opinion as to the validity of the shares of the Company’s common stock subject to the Purchase Agreement is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Securities and Exchange Commission.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s common stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
5.1	Opinion of Winstead PC
10.1	Purchase Agreement, dated August 22, 2023, by and between Phunware, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated as of August 22, 2023, by and between Phunware, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Winstead PC (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer